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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 1997 (except Notes 2 and 8, as to which the date is April 15, 1997), in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-38741) and related Prospectus of SubMicron Systems Corporation for the registration of $8,692,028 in aggregate principal amount of 8% Convertible Subordinated Notes.




                                                           ERNST & YOUNG LLP



Philadelphia, Pennsylvania

November 7, 1997